                                                                       EXHIBIT 7

                                AGREEMENT BETWEEN

                          BROWN BROTHERS HARRIMAN & CO.

                                       AND

                    MERCURY ASSET MANAGEMENT V.I. FUNDS, INC.

                               CUSTODIAN AGREEMENT

       AGREEMENT made this _____ day of 1999, between MERCURY ASSET MANAGEMENT V.I. FUNDS, INC. (the "Fund") and each of its Portfolios listed in Appendix B attached hereto as said Exhibit may from time to time be revised (collectively, the "Series" individually, a "Series") and Brown Brothers Harriman & Co. (the "Custodian");

            WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

            1. The Fund hereby employs and appoints the Custodian as a custodian for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities or funds owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit with the Custodian copies of the Certificate of Incorporation and By-Laws (or comparable documents) of the fund and all amendments thereto, and copies of such votes and other proceedings of the Fund as may be necessary for or convenient to the Custodian in the performance of its duties.

            2. Except for securities and funds held by subcustodians appointed pursuant to the provisions of Section 3, hereof, the Custodian shall have and perform the following powers and duties:

            A. Safekeeping - To keep safely the securities of the Fund that have been delivered to the Custodian and from time to time to receive delivery of securities for safekeeping.

            B. Manner of Holding Securities - To hold securities of the Fund (1) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section 2S).

            C. Registered Name; Nominee - To hold registered securities of the Fund (1) in the name or any nominee name of the Custodian or the Fund, or in the name or any nominee name of any agent appointed pursuant to Section 5E, or (2) in street certificate form, so-called, and in any case with or without any indication or fiduciary capacity.

       D. Purchases - Upon receipt of Proper Instructions, as defined in Section V on Page 14, insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by a Securities System. However, (i) in the case of repurchase agreements entered into by the Fund, the Custodian may release funds to a Securities System or to a Subcustodian prior to the receipt of advice from the Securities System or Subcustodian that the securities underlying such repurchase agreement have been transferred by book entry into the Account (as defined in Section2S) of the Custodian maintained with such Securities System or Subcustodian, so long as such payment instructions to Securities System or Subcustodian include a requirement that delivery is only against payment of securities, and (ii) in the case of time deposits, call account, deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 2K, 2L and 2M, the Custodian may make payment therefor without receiving an instrument evidencing said deposit so long as such payment instructions detail specific securities to be acquired.

            E. Exchanges - Upon receipt of proper instructions, to exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without such instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian and further provided custodian shall at the time of surrendering securities or instruments receive a receipt or other evidence of ownership thereof.

       F. Sales of Securities - Upon receipt of proper instructions, to make delivery of securities which have been sold for the account of the Fund, but only against payment therefor (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (2) by credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the Custodian with a Securities System.

       G. Depositary Receipts - Upon receipt of proper instructions, to instruct a subcustodian appointed pursuant to Section 3 hereof (a "Subcustodian") or an agent of the Custodian appoint pursuant to Section 5E hereof (an "Agent") to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.

       Upon receipt of proper instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

       H. Exercise of Rights; Tender Offers - Upon timely receipt of proper instructions, to deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and, upon receipt of proper instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.

       I. Stock Dividends, Rights, Etc. - To receive and collect all stock dividends, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.

       J. Borrowings - Upon receipt of proper instructions, to deliver securities of the Fund to lenders or their agents as collateral for borrowings effected by the Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the Fund.

       K. Demand Deposit Bank Accounts - To open and operate an account or accounts in the name of the Fund on the Custodian's books subject only to draft or order by the Custodian. All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s). The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

       If and when authorized by proper instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Fund in such instructions (any such bank or trust company so designated by the Fund being referred to hereafter as a "Banking Institution"), provided that such account(s) shall be in the name of the Custodian for account of the Fund and subject only to the Custodian's draft or order. Such accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U.S. Dollars or other currencies as the Fund may determine. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly the responsibility of the Custodian therefore shall be the same as and neither lesser nor greater than the Custodian's responsibility in respect of other portfolio securities of the Fund.

       L. Interest Bearing Call or Time Deposits - To place interest bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to proper instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Fund may determine. Deposits may be denominated in U.S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund, appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution, and other appropriate details. Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section K of this agreement. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

       M. Foreign Exchange Transactions and Futures Contracts - Pursuant to proper instructions, to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund. Such transactions may be undertaken by the Custodian with such Banking Institutions, including the Custodian and Subcustodian(s) as principals, as approved and authorized by the Fund. Foreign exchange contracts and options other than those executed with the custodian, shall be deemed to be portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks as described in Section 2-K of this agreement. Upon receipt of proper instructions, to receive and retain confirmations evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; to deposit and maintain in a segregated account, for the benefit of any futures commission merchant or to pay such futures commission merchant, assets designated by the Fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any agreement or agreements among any of the Fund, the Custodian and such futures commission merchant, designated to comply with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding such margin deposits; and to release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

       N. Stock Loans - Upon receipt of proper instructions to deliver securities of the Fund, in connection with loans of securities by the Fund, to the borrower thereof upon the receipt of the cash collateral, if any, for such borrowing. In the event U.S. Government securities are to be used as collateral, the Custodian will not release the securities to be loaned until it has received confirmation that such collateral has been delivered to the Custodian. The Custodian and Fund understand that the timing of receipt of such confirmation will normally require that the delivery of securities to be loaned will be made one day after receipt of the U.S. Government collateral.

       O. Collections - To collect, receive and deposit in said account or accounts all income and other payments with respect to the securities held hereunder, and to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund or in connection with transfer or securities, and pursuant to proper instructions to take such other actions with respect to collection or receipt of funds or transfer of securities which involve an investment decision.

       P. Dividends, Distributions and Redemptions - Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

       Q. Proxies, Notices, Etc. - Promptly to deliver or mail to the Fund all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian, and upon receipt of proper instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent to take any other actions with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

       R. Bills - Upon receipt of proper instructions from the Administrator, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of the Fund.

       S. Deposit of Fund Assets in Securities Systems - The Custodian may deposit and/or maintain securities owned by the Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a

Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

       1) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

       2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

       3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall Transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian or an Agent as referred to above, and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

       4) The Custodian shall provide the Fund with any report obtained by the Custodian or any Agent as referred to above on the Security System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

       5) At the written request of the Fund, the Custodian will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.

       T. Other Transfers - Upon receipt of Proper Instructions, to deliver securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

       U. Investment Limitations - In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Certificate of Incorporation or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Directors of the Fund. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation which occurs in the course of carrying out instructions given by the Fund of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting its portfolio.

            V. Proper Instructions - Proper instructions shall mean a tested telex from the Fund or a written request, direction, instruction or certification signed or initialed on behalf of the Fund by two or more persons as the Board of Directors of the Fund shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such person. Those persons authorized to give proper instructions may be identified by the Board of Directors by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give proper instructions on behalf of the Fund. Telephonic or other oral instructions given by any one of the above persons will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its officers, Directors, employees or agents) and will deliver to the Custodian a similar authorization from any investment manager or adviser or person or entity with similar responsibilities which is authorized to give proper instructions on behalf of the Fund to the Custodian. Proper instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

       Proper instructions may include communications effected directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Fund and the Custodian agree to the use of such device or system.

       3. Securities, funds and other property of the Fund may be held by subcustodians appointed pursuant to the provisions of this Section 3 (a "Subcustodian"). The Custodian may, at any time and from time to time, appoint any bank or trust company (meeting the requirements of a custodian or a foreign custodian under the Investment Company Act of 1940 and the rules and regulations thereunder) to act as a Subcustodian for the Fund, provided that the Fund shall have approved in writing (1) any such bank or trust company and the subcustodian agreement to be entered into between such bank or trust company and the Custodian, and (2) if the subcustodian is a bank organized under the laws of a country other than the United States, the holding of securities, cash and other property of the Fund in the country in which it is proposed to utilize the services of such subcustodian. Upon such approval by the Fund, the Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such. The Custodian may, at any time in its discretion, remove any bank or trust company that has been appointed as a Subcustodian but will promptly notify the Fund of any such action.

       Those Subcustodians, their offices or branches which the Fund has approved to date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians, branches or offices are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Appendix A, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian pursuant to such subcustodian agreement.

       Although the Fund does not intend to invest in a country before the foregoing procedures have been completed, in the event that an investment is made prior to approval, if practical, such security shall be removed to an approved location or if not practical such security shall be held by such agent as the Custodian may appoint. In such event, the Custodian shall be liable to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent and provided that the Custodian shall pursue its rights against such agent.

       In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section
3. At the election of the Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Fund by such Subcustodian.

       At the written request of the Fund, the Custodian will terminate any subcustodian Appointed pursuant to the provisions of this Section 3 in accordance with the termination provisions under the applicable subcustodian agreement. The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Fund.

       In the event the Custodian receives a claim from a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall promptly give written notice to the Fund of such claim. No more than thirty days after written notice to the Fund of the Custodian's intention to make such payment, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

       4. The Custodian may assist generally in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature.

       5. A. The Custodian shall not be liable for any action taken or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties. The Chairman of the Board of the Fund shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give proper instructions or any other such notice, request, direction instruction, certificate or instrument on behalf of the Fund, the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the

Fund's Board of Directors or shareholders. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

       So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

       The Custodian shall be entitled, at the expense of the Fund, (but only to the extent such expenses are reasonable) to receive and act upon advice of counsel (who may be counsel for the Fund) on all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

       B. With respect to the portfolio securities, cash and other property of the Fund held by a Securities System, the Custodian shall be liable to the Fund only for any loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System.

       C. The Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Subcustodian if such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct hereunder if such acts or omissions were those of the Custodian taken or omitted by the Custodian in the country in which the Subcustodian is operating. The Custodian shall also be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any Subcustodian.

       D. Except as may otherwise be set forth in this Agreement with respect to particular matters, the Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. However, nothing herein shall exempt the Custodian from liability due to its own negligence or willful misconduct. The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including reasonable counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Fund, the Fund agrees to indemnify the Custodian and its nominees against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.

      In order that the indemnification provisions contained in this Paragraph 5-C shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or hold the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the Custodian, and thereupon the Fund shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Paragraph 5-C. The Custodian shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Custodian except with the Fund's prior written consent.

       It is also understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of the Fund, whether maintained by it, a Subcustodian, an agent of the Custodian or a Subcustodian, a Securities System, or a Banking Institution, or a loss arising from a foreign currency transaction or contract, resulting from a Sovereign Risk. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's control.

       E. The Custodian shall be entitled to receive reimbursement from the Fund on demand, in the manner provided in Section 6, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.

       F. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section
3) shall not relieve the Custodian of any of its responsibilities under this agreement.

       G. Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

       6. The Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 5D, shall be billed to the Fund in such a manner as to permit payment by a direct cash payment to the Custodian.

       7. This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 5D and 6, upon receipt by the Fund of a statement setting forth such fees and expenses.

       In the event of the appointment of a successor custodian, it is agreed that the funds and securities owned by the Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

       8. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

       In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing form time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

       9. This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said

Commonwealth.

       10. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund in care of Mercury Asset Management International Limited, 33 King William Street, London EC4R 9AS England or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109, Attention: Manager, Securities Department, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

       11. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

       12. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

       IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

MERCURY ASSET MANAGEMENT                          BROWN BROTHERS HARRIMAN & CO.
V.I. FUNDS, INC.

By:                                         By:
   ----------------------------                -----------------------------
Name:                                       Name:  W.  Casey Gildea
Title:                                      Title: Manager

                                  APPENDIX "B"

                                       TO

                               CUSTODIAN AGREEMENT

                                     BETWEEN
                   MERCURY ASSET MANAGEMENT V. I. FUNDS, INC.

                                       and
                          BROWN BROTHERS HARRIMAN & CO.

                  Dated as of ___________________________, 1999

The following is a list of Series for which the Custodian shall serve under a Custodian Agreement dated as of _______________________________, 1999 (the
"Agreement").

                      MERCURY V.I. PAN-EUROPEAN GROWTH FUND
                        MERCURY V.I. U. S. LARGE CAP FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and on behalf of each such Fund.

MERCURY ASSET MANAGEMENT                       BROWN BROTHERS HARRIMAN & CO.
V.  I.  FUNDS, INC.

By:                                         By:
   ----------------------------                --------------------------------
Name:                                       Name:  W.  Casey Gildea
Title:                                      Title: Manager